EXHIBIT 99.3

POWER OF ATTORNEY

I, ADAM SCHWARTZ, do hereby appoint Christopher D. Moore and Frank E. Stadelmaier as my true and lawful attorneys-in-fact (each an “Attorney-in-Fact” and, collectively, the “Attorneys-in-Fact”), each, individually or jointly, with full power of substitution and resubstitution, to have full power and authority to act in my name, place and stead and on my behalf to:

1) execute and deliver for and on behalf of me, in my personal capacity or my capacity as one or more of an officer, director, managing member, or significant stockholder of Angelo, Gordon & Co., L.P., AG Partners, LLC or any of their subsidiaries (collectively, the “Company”), documents, certificates, instruments, statements, agreements, reports, schedules, or other filings to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the Commodity Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Exchange Act and any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Exchange Act;

2) do and perform any and all acts for and on behalf of me that such Attorney-in-Fact (in his or her sole discretion) determines may be necessary or desirable to complete and execute any such reports, schedules or other filings and timely file same with the SEC; and

3) take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in his or her sole discretion.

I hereby ratify and confirm all that the Attorneys-in-Fact shall lawfully do and that they have done or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, (i) any of my responsibilities to comply with the requirements of the Exchange Act or the Securities Act or any liability for my failure to comply with such requirements, or (ii) any obligation or liability I incur for profit disgorgement under Section 16(b) of the Exchange Act. I further acknowledge that this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act.

This Power of Attorney shall not revoke any powers of attorney granted by me, nor shall this Power of Attorney be revoked by future powers of attorney I grant. This Power of Attorney shall remain in full force and effect until I am no longer subject to Sections 13 and 16 of the Exchange Act, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

I acknowledge receipt of the following language provided in Section 5-1513 of the General Obligations Law of the State of New York (the “Cautionary Language”), provided, however, (1) for the avoidance of doubt, I understand and agree, and affirm that it is my intent, that if any provision contained in the Cautionary Language shall be inconsistent with any of the foregoing provisions of this Power of Attorney, the foregoing provisions shall prevail to the fullest extent permitted by law, and (2) nothing in this Power of Attorney shall be construed as an admission or acknowledgement by me that this Power of Attorney is subject to the requirements of Section 5-1501B of the General Obligations Law of the State of New York:

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to act on your behalf. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.”

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, I have executed this Power of Attorney on January 28, 2021.

Signature:	/s/ Adam Schwartz
Name:	Adam Schwartz

ACKNOWLEDGEMENT OF APPOINTMENTS BY ATTORNEYS-IN-FACT:

The undersigned executed this Power of Attorney on January 28, 2021.

By:	/s/ Christopher D. Moore
Name:	Christopher D. Moore
Title:	Attorney-in-Fact

By:	/s/ Frank E. Stadelmaier
Name:	Frank E. Stadelmaier
Title:	Attorney-in-Fact